EXHIBIT 16.1

February 22, 2016

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: World Media & Technology Corp.

Commission File No. 333-192156

We have read the statements that we understand World Media & Technology Corp. will include under Item 4.01 of the Form 8-K report dated February 22, 2016 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado